SUBITEM 77E
 LEGAL PROCEEDINGS

Since October
2003 Federated
and related entities
collectively Federated
 and various Federated
funds Funds have
been named as defendants
 in several class action
 lawsuits now pending
in the
United States District
Court for the District
of Maryland The lawsuits
 were purportedly filed
on behalf of
people who purchased
owned and/or redeemed
shares of Federatedsponsored
mutual funds during
specified periods
beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal
and improper trading
practices including
market timing and late
trading in concert with
certain institutional
traders which allegedly
caused financial injury
to the mutual fund shareholders
These lawsuits began to
be filed shortly after
Federateds first public
announcement that it had
received
requests for information
on shareholder trading
activities in the Funds
 from the SEC the Office of the
New York State Attorney General
NYAG and other authorities In
that regard on November 28
2005 Federated announced that
it had reached final settlements
with the SEC and the NYAG with
respect
to those matters Specifically
the SEC and NYAG settled
proceedings
against three Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings
that Federated Investment
Management Company FIMC an
SECregistered investment
adviser to
various Funds and Federated
Securities Corp an
SECregistered
brokerdealer and distributor
 for
the
Funds violated provisions
 of the
Investment Advisers Act
and Investment Company
Act by approving
but not disclosing three
market timing arrangements
or the associated conflict
of interest between FIMC
and the funds involved in
the arrangements either to
other fund shareholders or
to the funds board; and
that Federated Shareholder
 Services Company formerly
an SECregistered transfer
 agent failed to
prevent a customer and a
Federated employee from
late trading in violation
of provisions of the
Investment Company Act The
NYAG found that such conduct
violated provisions of New
York State
law Federated entered into
the settlements without
admitting or denying the
regulators findings As
Federated previously reported
in 2004 it has already paid
approximately $80 million to
certain funds as
determined by an independent
consultant As part of these
settlements Federated agreed
to pay
disgorgement and a civil money
penalty in the aggregate amount
of an additional 72 million and
among
other things agreed that
it would
not serve as investment
adviser to any registered
investment company
unless i at least 75 of
 the funds directors are
independent of Federated
 ii the chairman of each
such
fund is independent of
Federated iii no action
may be taken by the funds
board or any committee
thereof unless approved
by a majority of the
independent trustees of
the fund or committee
respectively
and iv the fund appoints
a senior officer who
reports to the independent
 trustees and is
responsible for
monitoring compliance
by the fund with applicable
 laws and fiduciary duties
and for managing the
process by which management
 fees charged to a fund are
approved The settlements are
 described in
Federateds announcement
which along with previous
press releases and related
communications on
those matters is available
 in the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various
Funds have also been
 named as defendants
in several additional
lawsuits the
majority of which are
now pending in the
 United States District
Court for the Western
District of
Pennsylvania alleging
among other things
excessive advisory and
Rule 12b1 fees
The board of the Funds
has retained the law
firm of Dickstein Shapiro
LLP to represent the Funds
in these
lawsuits Federated and the
Funds and their respective
counsel are reviewing the
allegations and intend
to defend this litigation
Additional lawsuits based
upon similar allegations
may be filed in the future
 The
potential impact of these
lawsuits all of which seek
 unquantified damages
attorneys fees and
expenses
and future potential
similar suits is uncertain
 Although we do not believe
that these lawsuits will
have a
material adverse effect on
 the Funds there can be no
assurance that these suits
 ongoing adverse publicity
and/or other developments
 resulting from the regulatory
investigations will not result
 in increased Fund
redemptions reduced sales of
 Fund shares or other adverse
 consequences for the Funds




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